Exhibit 10.7 — Swap Transaction Confirmation (Class A-2b Notes)

SWAP TRANSACTION CONFIRMATION

Date:	July 03, 2008

To:	CarMax Auto Owner Trust 2008-2 (the “Trust” or “Counterparty”)
c/o The Bank of New York
101 Barclay Street, 8W
New York, New York 10286

Fax:	212-815-3986

Attention:	Corporate Trust Division, Asset Back Securities Group

From:	Wachovia Bank, National Association (“Wachovia”)

Ref. No.	2610853

Dear Sir or Madam:

The purpose of this letter (this “Confirmation”) is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the “Transaction”). This Confirmation constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below.

1. The definitions and provisions contained in (i) the 2006 ISDA Definitions (the “ISDA Definitions”), as published by the International Swaps and Derivatives Association, Inc., and (ii) the Indenture dated as of July 01, 2008 (the “Indenture”) between Counterparty and Wells Fargo Bank, National Association, as Indenture Trustee relating to the issuance by Counterparty of certain debt obligations, are incorporated into this Confirmation. In the event of any inconsistency between the definitions in the ISDA Definitions and this Confirmation, this Confirmation will govern. In the event of any inconsistency between the definitions in the ISDA Definitions and the Indenture, the Indenture will govern. References herein to a “Transaction” shall be deemed to be references to a “Swap Transaction” for purposes of the ISDA Definitions. Capitalized terms used but not defined herein have the meanings ascribed to them in the Indenture.

This Confirmation supplements, forms a part of, and is subject to, the 1992 ISDA Master Agreement dated as of July 03, 2008 (including the Schedule thereto) as amended and supplemented from time to time (the “ISDA Master Agreement”) between you and us. All provisions contained in the ISDA Master Agreement govern this Confirmation except as expressly modified herein.

2. The terms of the particular Transaction to which the Confirmation relates are as follows:

Transaction Type:	Interest Rate Swap

Currency for Payments:	U.S. Dollars

Notional Amount:

For the purpose of the initial Calculation Period, the Notional Amount will be equal to the outstanding principal balance of the Class A-2b Notes as of the Closing Date. The Notional Amount for each Calculation Period thereafter shall reset on each Period End Date and will at all times be equal to the outstanding principal balance of the Class A-2b Notes.

With respect to any Period End Date, the outstanding balance of the A-2b Notes will be determined using the Servicer’s Certificate issued with respect to the corresponding Distribution Date (after giving effect to all distributions made on such Distribution Date).

Term:

Trade Date:	June 27, 2008

Effective Date:	July 03, 2008

Termination Date:	The earlier of (i) the September 15, 2011 Distribution Date and (ii) the date on which the Note Balance of the Class A-2b Notes is reduced to zero.

Fixed Amounts:

Fixed Rate Payer:	Counterparty

Period End Dates:	Monthly on the 15th of each month commencing August 15, 2008, through and including the Termination Date; No Adjustment.

Payment Dates:	Monthly on the 15th of each month commencing August 15, 2008, through and including the Termination Date

Business Day Convention:	Following

Business Day:	New York

Fixed Rate:	3.180%

Fixed Rate Day Count Fraction:	30/360

Floating Amounts:

Floating Rate Payer:	Wachovia

Period End Dates:	Monthly on the 15th of each month commencing August 15, 2008, through and including the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.

Payment Dates:	Monthly on the 15th of each month commencing August 15, 2008, through and including the Termination Date

Business Day Convention:	Following

Floating Rate for initial Calculation Period:	2.53206%

Business Day:	New York

Floating Rate Option:	USD-LIBOR-BBA

Designated Maturity:	1 Month

Wachovia: 2610853

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Spread:	None

Floating Rate Day Count Fraction:	Actual/360

Reset Dates:	The first day of each Calculation Period.

Compounding:	Inapplicable

3. The additional provisions of this Confirmation are as follows:

Calculation Agent:	As defined in the ISDA Master Agreement

Payments to Wachovia:	Wachovia Bank, N.A./Charlotte
ABA 053-000-219
Account #: 04659360006116
FAO: Capital Markets Group
Ref: Derivative Desk (Trade No.: 2610853)

Payments to Counterparty:	Wells Fargo Bank, N.A.
ABA: 121000248
Acct: 0001038377
Acct Name: Wells Fargo Corporate Trust
For further credit: Acct #22971901 CarMax 08-2 Collection Acct
Attn: Jason Miller 612-667-0549

4. It is expressly understood and agreed by the parties hereto that (i) this Confirmation is executed and delivered by the Owner Trustee not individually or personally but solely as Owner Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as a personal representation, undertaking or agreement by the Owner Trustee but is made and intended for the purpose of binding only the Trust, (iii) nothing herein contained shall be construed as creating any liability on the part of the Owner Trustee, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (iv) under no circumstances shall the Owner Trustee be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Confirmation.

Wachovia: 2610853

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Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returning it to us.

Very truly yours,

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Robin Rhodes
Name:	Robin Rhodes
Title:	Assistant Vice President

Accepted and confirmed as of the date first above written:

CARMAX AUTO OWNER TRUST 2008-2

By: The Bank of New York, not in its individual capacity, but solely as Owner Trustee

By:	/s/ Henry Baez
Name:	Henry Baez
Title	Assistant Treasurer

Wachovia: 2610853

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